M.D.C. HOLDINGS REPORTS 73% INCREASE
                            IN FIRST QUARTER EARNINGS

o Record operating earnings per share of $.61 vs. $.37 a year ago o Homebuilding operating profits of $25.2 million, up 78% o Home gross margins of 18.5%, a 280 basis point increase o Record first quarter revenues, home closings and backlog

         DENVER, Tuesday, April 20, 1999 - M.D.C. Holdings, Inc. (NYSE/PCX:
MDC), which builds homes under the name "Richmond American Homes," today announced income before extraordinary item for the three months ended March 31, 1999 of $13.8 million, or $.61 per share, 36% higher than the First Call consensus estimate and 73% higher than $7.9 million, or $.37 per share, for the same period in 1998. Total revenues for the first quarter of 1999 were $297 million, the highest first quarter revenues in the Company's history and 22% higher than revenues of $244 million for the same period in 1998.

         Larry A. Mizel, MDC's chairman, president and chief executive officer, stated, "In realizing these record first quarter operating results, we continue to benefit from a strong national economy, marked by the lowest unemployment rate in three decades, continued low mortgage interest rates, high consumer confidence and record levels of housing affordability. Our core homebuilding operations have continued to lead the way, with record home sales revenues, home closings and operating profits, improved home gross margins and a $750 million backlog of homes sold, the highest quarter-end backlog in our history. These favorable economic conditions and outstanding operating results, combined with the strength of our balance sheet and liquidity have positioned us to achieve our objectives for 1999 of increased home closings, revenues and earnings per share, and continued improvement in shareowner value."

         Net income for the quarter ended March 31, 1999 was $13.8 million, or $.61 per share, compared with a net loss of $7.4 million, or $.31 per share, for the same period in 1998. The net loss in the first quarter of 1998 included an extraordinary after tax loss of $15.3 million, or $.68 per share, recognized in connection with the January 1998 refinancing of MDC's senior debt.

Record Homebuilding Profits

         Operating profits from the Company's homebuilding operations increased 78% to a record $25.2 million for the first quarter of 1999, compared with $14.1 million for the same period in 1998. The increase in operating profit primarily resulted from record first quarter home closings of 1,447 units, a $15,800 increase in the average selling price per home closed and a 280 basis point improvement in home gross margins. Operating profits in the first quarter of 1999 included only $.3 million in land sale gains, compared with $2.4 million in land sale gains in the first quarter of 1998, primarily from the sale of lots in a project in Virginia.

         Paris G. Reece III, MDC's senior vice president and chief financial officer, said, "Each of our homebuilding divisions recorded improved year-over-year operating results in the first quarter of 1999, excluding the effects of the 1998 Virginia land sale gain. Our Colorado operations continued their record-setting performance with a 100% increase in operating profits. The improvements in all of our divisions' operating results generally can be attributed to higher home closings and, with the exception of Southern California and Maryland, substantial increases in home gross margins."

Improved Financial Services Results

         Operating profits from the Company's mortgage lending operations were $3.5 million for the three months ended March 31, 1999, 75% higher than the $2.0 million for the same period in 1998. This significant improvement in operating profits primarily resulted from a 14% increase in mortgage loan originations to a record $174 million, and a $1.0 million increase in gains from sales of mortgage loan servicing.

Strengthened Balance Sheet and Improved Operating Efficiency

         The Company successfully continued its efforts to strengthen its balance sheet and improve the efficiency of its operations. The Company's investment in unsold homes under construction at March 31, 1999 was reduced by 26% to $32 million, compared with March 31, 1998. In addition, homebuilding and corporate indebtedness decreased by $49 million to $219 million. This debt reduction was facilitated by the fourth quarter 1998 conversion into MDC common stock of all $28 million principal amount of the Company's convertible subordinated notes. The Company's strong operating results over the last year, together with the debt conversion, increased stockholders' equity by 41% to $316 million, or $14.19 per outstanding share, at March 31, 1999. These factors contributed to a reduction in the Company's ratio of homebuilding and corporate debt to total capital (excluding mortgage lending debt) to .41 at March 31, 1999 from .54 at March 31, 1998.

         Lower effective interest rates on the Company's outstanding debt contributed to a reduction of 18% in the Company's corporate and homebuilding interest incurred for the quarter ended March 31, 1999, compared with the same period in 1998. First quarter 1999 earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 33% to $33.5 million, compared with $25.1 million for the same period in 1998. This EBITDA increase, combined with the reduction in interest incurred, resulted in an increase in the Company's ratio of EBITDA to interest incurred to 7.1 for the quarter ended March 31, 1999, compared with 4.4 for the comparable period in 1998.

         MDC is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC's home buyers, through its wholly owned subsidiary, HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder in metropolitan Denver; among the top five homebuilders in Northern Virginia, suburban Maryland, Tucson and Colorado Springs; among the top ten homebuilders in Southern California, Phoenix and Las Vegas; and has a growing presence in the San Francisco Bay area.

         All earnings per share amounts discussed above are on a diluted basis.

         Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include (1) general economic and business conditions; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) demographic changes; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) the impact on the Company of Y2K compliance by the Company and its vendors, suppliers and subcontractors and by various governmental and regulatory agencies; and (15) other factors over which the Company has little or no control.

                                     -more-
                              M.D.C. HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                   March 31,       December 31,
                                                     1999              1998
ASSETS

   Corporate
     Cash and cash equivalents.................. $       2,591     $       2,460
     Property and equipment, net................         2,693             2,901
     Deferred income taxes......................        17,078            17,949
     Deferred debt issue costs, net.............         2,542             2,589
     Other assets, net..........................         6,135             5,670
                                                        31,039            31,569

   Homebuilding
     Cash and cash equivalents..................         7,505             7,279
     Home sales and other accounts receivable...        15,136            12,771
     Inventories, net
       Housing completed or under construction..       336,431           294,104
       Land and land under development..........       239,036           217,180
     Prepaid expenses and other assets, net.....        57,765            58,981
                                                       655,873           590,315

   Financial Services...........................        75,354            92,129

Total Assets.................................... $     762,266     $     714,013

LIABILITIES

   Corporate
     Accounts payable and accrued expenses...... $      26,441     $      32,378
     Income taxes payable.......................        16,691            14,568
     Senior notes, net..........................       174,351           174,339
                                                       217,483           221,285
   Homebuilding
     Accounts payable and accrued expenses......       137,438           131,374
     Line of credit.............................        43,000            21,871
     Notes payable..............................         1,176               866
                                                       181,614           154,111

   Financial Services...........................        47,133            40,486

       Total Liabilities........................       446,230           415,882

STOCKHOLDERS' EQUITY
       Total Stockholders' Equity...............       316,036           298,131

Total Liabilities and Stockholders' Equity...... $     762,266     $     714,013

                              M.D.C. HOLDINGS, INC.
               Condensed Consolidated Statements of Income (Loss)
                    (In thousands, except per share amounts)


                                                       Three Months Ended
                                                            March 31,
                                                       1999           1998
REVENUES

   Homebuilding..................................  $    289,880    $    238,597
   Financial Services............................         6,914           4,671
   Corporate.....................................           331             233

       Total Revenues............................  $    297,125    $    243,501

NET INCOME

   Homebuilding..................................  $     25,154    $     14,144
   Financial Services............................         3,548           2,025

       Operating Profit..........................        28,702          16,169

   Corporate general and administrative
     expense, net................................        (5,974)         (3,279)
   Corporate and homebuilding interest expense...           - -             - -

Income before income taxes.......................        22,728          12,890
Provision for income taxes.......................        (8,977)         (4,962)
Income before extraordinary item.................        13,751           7,928
Extraordinary loss from early extinguishment
   of debt, net of income tax benefit of $9,587..           - -         (15,314)

       Net Income (Loss).........................  $     13,751    $     (7,386)

EARNINGS PER SHARE
     Basic
       Income before extraordinary item..........  $        .62    $        .44

       Net Income (Loss).........................  $        .62    $       (.41)

     Diluted
       Income before extraordinary item..........  $        .61    $        .37

       Net Income (Loss).........................  $        .61    $       (.31)

WEIGHTED-AVERAGE SHARES OUTSTANDING
       Basic.....................................        22,102          17,919

       Diluted...................................        22,565          22,392

DIVIDENDS PER SHARE..............................  $        .05    $        .03

                              M.D.C. HOLDINGS, INC.
                        Information on Business Segments
                                 (In thousands)


                                                             Three Months
                                                            Ended March 31,
                                                         1999          1998
  Homebuilding
       Home sales...................................  $   288,084   $   232,763
       Land sales...................................        1,386         5,527
       Other revenues...............................          410           307
          Total Homebuilding Revenues...............      289,880       238,597

       Home cost of sales...........................      234,748       196,269
       Land cost of sales...........................        1,039         3,106
       Asset impairment charges.....................          - -           - -
       Marketing....................................       16,883        15,250
       General and administrative...................       12,056         9,828
                                                          264,726       224,453
          Homebuilding Operating Profit.............       25,154        14,144

  Financial Services
     Mortgage Lending Revenues
       Interest revenues............................          661           531
       Origination fees.............................        2,503         1,865
       Gains on sales of mortgage servicing.........        1,263           235
       Gains on sales of mortgage loans, net........        2,340         2,004
       Mortgage servicing and other.................          147            30
     Asset Management Revenues......................          - -             6
          Total Financial Services Revenues.........        6,914         4,671

     General and Administrative Expenses............        3,366         2,646
          Financial Services Operating Profit.......        3,548         2,025

  Total Operating Profit............................       28,702        16,169

  Corporate
       Interest and other revenues..................          331           233
       Interest expense.............................          - -           - -
       General and administrative...................       (6,305)       (3,512)
          Net Corporate Expenses....................       (5,974)       (3,279)

  Income Before Income Taxes and Extraordinary Item.  $    22,728   $    12,890



                              M.D.C. HOLDINGS, INC.
                             Selected Financial Data
                (Dollars in thousands, except per share amounts)

                                                                     March 31,  December 31,      March 31,
                                                                       1999          1998           1998
BALANCE SHEET DATA

   Stockholders' Equity........................................     $  316,036    $  298,131     $  224,354

   Book Value Per Share Outstanding (pro forma for March 31,
     1998 based on conversion of the 8 3/4%
     convertible subordinated notes)...........................     $    14.19    $    13.56     $    11.69

   Homebuilding and Corporate Debt.............................     $  218,527    $  197,076     $  267,391
   Ratio of Homebuilding and Corporate Debt to Equity..........            .69           .66           1.19

   Total Capital (excluding mortgage lending debt).............     $  534,563    $  495,207     $  491,745
   Ratio of Homebuilding and Corporate Debt to Total Capital...            .41           .40           0.54

   Total Liquidity.............................................     $  269,735    $  298,334     $  153,669

   Total Homebuilding Inventories..............................     $  575,467    $  511,284     $  477,206
   Interest Capitalized in Homebuilding Inventories............     $   24,533    $   26,332     $   35,546
   Interest Capitalized as a Percent of Homebuilding Inventories
                                                                          4.3%          5.2%           7.5%

   Total Lots Owned............................................          9,144         8,925          8,297
   Total Lots Under Option.....................................          6,734         7,729          5,366
   Active Subdivisions.........................................            126           130            138



                                                            Three Months Ended
                                                                 March 31,
                                                             1999          1998
OPERATING DATA

   EBITDA Computation
      Income From Continuing Operations................. $   13,751     $  7,928
         Add:
             Income taxes...............................      8,977        4,962
             Corporate & homebuilding interest expense..        - -          - -
             Interest in home and land cost of sales....      6,519        8,217
             Depreciation and amortization..............      4,227        4,041
   Total EBITDA......................................... $   33,474     $ 25,148

   Ratio of EBITDA to Interest Incurred.................        7.1          4.4

   Homebuilding and Corporate SG&A as a Percent of
    Home Sales Revenues.................................       12.2%       12.3%

   Interest Data
   Interest Incurred.................................... $    4,720     $  5,772
   Interest Capitalized................................. $    4,720     $  5,772
   Interest in Home Cost of Sales as a Percent of
     Home Sales Revenues................................        2.2%        2.9%

                                                                  ###
                              M.D.C. HOLDINGS, INC.
                          Homebuilding Operational Data
                             (Dollars in thousands)


                               Three Months Ended
                                    March 31,
                                    1999 1998

Home Sales Revenues............................ $    288,084    $    232,763

Average Selling Price Per Home Closed.......... $      199.1    $      183.3

Home Gross Margins.............................        18.5%           15.7%
     Excluding Interest in Home Cost of Sales..        20.7%           18.6%


Orders For Homes, Net (Units)
     Colorado..................................          845             910
     California................................          393             310
     Arizona...................................          525             521
     Nevada....................................          128             142
     Virginia..................................          267             264
     Maryland..................................           88             129

         Total.................................        2,246           2,276

Homes Closed (Units)
     Colorado..................................          502             480
     California................................          223             181
     Arizona...................................          386             326
     Nevada....................................          141              90
     Virginia..................................          120             122
     Maryland..................................           75              71

         Total.................................        1,447           1,270


                                   March 31,      December 31,         March 31,
                                     1999              1998              1998

Backlog (Units)
     Colorado..................        1,698             1,355             1,310
     California................          496               326               399
     Arizona...................          835               696               588
     Nevada....................          133               146               147
     Virginia..................          401               254               353
     Maryland..................          166               153               241

         Total.................        3,729             2,930             3,038

         Estimated Sales Value.  $   750,000       $   580,000       $   570,000